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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------

National Bank of Canada          NB Capital Corporation         NB Finance, Ltd.
             (Exact name of registrant as specified in its charter)

     Canada                            Maryland                     Bermuda
        (Province or other jurisdiction of incorporation or organization)

Not Applicable                        52-2063921                 Not Applicable
               (I.R.S. Employer Identification No., if Applicable)

National Bank Tower             125 West 55th Street             Clarendon House
600 de La Gauchetiere           New York, New York               2 Church Street
Street West                            10019                     Hamilton HM11
Montreal Canada                                                  Bermuda
H3B 4L2
     (Address of each Registrant's principal executive office and Zip code)

    Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                           Name of each exchange on which
    To be so registered                           each class is to be registered
    -------------------                           ------------------------------

    Depositary Shares of NB Capital Corporation,   New York Stock Exchange, Inc.
    each representing a one-fortieth (1/40th) interest in a share of 8.35% Noncumulative
    Exchangeable Preferred Stock, Series A (the
    "Series A Preferred Shares"), of NB Capital
    Corporation, or upon the occurrence of an event that causes an automatic exchange of each Series A Preferred Share outstanding for a 8.45% Noncumulative First Preferred Share,
    Series Z (the "Bank Preferred Shares"), of
    National Bank of Canada, a one-fortieth
    (1/40th) interest in a Bank Preferred Share.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which the form relates:
333-49153, 333-49153-01 and 333-49153-02
----------------------------------------

    Securities to be registered pursuant to Section 12(g) of the Act:

    None.


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                                        2

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.       Description of Registrant's Securities to be Registered.

              The contents of Amendment No. 1 to Registration Statement on Form S-11 (Registration Statement Nos. 333-49153, 333-49153-01 and 333-49153-02) and
the prospectuses, dated April 28, 1998, forming a part thereof, relating to the Depositary Shares and the 8.35% Noncumulative Exchangeable Preferred Stock, Series A, represented thereby, are incorporated herein by reference.

Item 2.       Exhibits.

              1. (a) Articles of Incorporation of NB Capital Corporation, dated August 20, 1997 and filed with the State Department of Assessments and Taxation of the State of Maryland (the "SDAT") on August 20, 1997, (b) Articles of Amendment and Restatement of NB Capital Corporation, dated August 28, 1997 and filed with the SDAT on September 2, 1997 and (c) Articles Supplementary of NB Capital Corporation, dated December 29, 1997 and filed with the SDAT on January 27, 1998.*

              2. Articles Supplementary of NB Capital Corporation, dated April 15, 1998 and filed with the SDAT on April 15, 1998.**

              3.  Bylaws of NB Capital Corporation.*

              4. Form of Deposit Agreement among NB Capital Corporation, National Bank of Canada, The Bank of Nova Scotia Trust Company of New York, as depositary, and the holders from time to time of depositary receipts evidencing the Depositary Shares, including a form of depositary receipt.***

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*        As previously filed as an exhibit to the Registration Statement on Form
         S-4/F-9 of National Bank of Canada, NB Capital Corporation and NB Finance, Ltd., filed with the Securities and Exchange Commission (the "Commission") on November 25, 1997 and amended on December 19, 1997, January 27, 1998, February 17, 1998 and March 2, 1998 (Registration Statement Nos. 333-41009, 333-41009-01 and 333-41009-02).

** As previously filed as an exhibit to the Registration Statement on Form 8-A of National Bank of Canada, NB Capital Corporation and NB Finance, Ltd., filed with the Commission on the date hereof.

*** As previously filed as an exhibit to the Registration Statement on Form S-11 of National Bank of Canada, NB Capital Corporation and NB Finance, Ltd., filed with the Commission on April 1, 1998 and amended on April 23, 1998 (Registration Statement Nos. 333-49153, 333-49153-01 and
         333-49153-02).


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                       NATIONAL BANK OF CANADA


                              By /s/ Jean Dagenais                   May 8, 1998
                                 ----------------------------------
                                  Name: Jean Dagenais
                                  Title: Vice-President and
                                           Chief Accountant

                              NB CAPITAL CORPORATION


                              By /s/ John Richter                    May 8, 1998
                                 ----------------------------------
                                  Name: John Richter
                                  Title: President

                              NB FINANCE, LTD.


                              By /s/ Pierrette Lacroix               May 8, 1998
                                 ----------------------------------
                                  Name: Pierrette Lacroix
                                  Title: Vice President